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                                                               EXHIBIT (g)(2)(i)

                                   SCHEDULE 1
                          AMENDED AS OF JANUARY 13,2003
                    TO INCLUDE THE ADDITION OF THE FOLLOWING

GCG TRUST:

Mid-Cap Growth Series
Research Series
Total Return Series
Fully Managed Series
Developing World Series
Hard Assets Series
Managed Global Series
International Equity Series
International Enhanced EAFE Series
Growth Series
Janus Growth and Income Series
Special Situations Series
Core Bond Series
Global Franchise Series
Equity Income Series
Large Cap Value Series
Capital Guardian Small Cap Series
J.P. Morgan Fleming Small Cap
Equity Growth Series
Real Estate Series
Van Kampen Growth and Income Series

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                                   SCHEDULE 2
                               Specified Countries

Argentina                                      Lithuania
Australia                                      Luxembourg
Austria                                        Malaysia
Bahrain                                        Mauritius
Bangladesh                                     Mexico
Belgium                                        Morocco
Bermuda                                        Namibia
Bolivia                                        Netherlands
Botswana                                       New Zealand
Brazil                                         Nigeria
Bulgaria                                       Norway
Canada                                         Oman
Chile                                          Pakistan
China                                          Panama
Colombia                                       Peru
Costa Rica                                     Philippines
Croatia                                        Poland
Cyprus                                         Portugal
Czech Republic                                 Romania
Denmark                                        Russia
Ecuador                                        Singapore
Egypt                                          Slovakia
Estonia                                        Slovenia
Finland                                        South Africa
France                                         South Korea
Germany                                        Spain
Ghana                                          Sri Lanka
Greece                                         Swaziland
Hong Kong                                      Sweden
Hungary                                        Switzerland
India                                          Taiwan
Indonesia                                      Thailand
Ireland                                        Transnational
Israel                                         Turkey
Italy                                          Ukraine
Ivory Coast                                    United Kingdom
Japan                                          Uruguay
Jordan                                         Venezuela
Kenya                                          Zambia
Latvia                                         Zimbabwe
Lebanon